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                                                                   EXHIBIT 10.37

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into between Group 1 Automotive, Inc. having offices at 950 Echo Lane, Suite 350, Houston, Texas 77024 ("Employer"), and John S. Bishop, an individual currently residing at 6802 Oak Knoll Drive, Richmond, Texas 77469 ("Employee"), to be effective as of October 7, 1998.

         For and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

1.       EMPLOYMENT AND DUTIES:

         1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning October 7, 1998 and continuing throughout the Term (as defined below) of this Agreement, subject to the terms and conditions of this Agreement.

         1.2. Employee shall serve as Senior Vice President - Operations of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time.

         1.3. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer or any of its subsidiaries or affiliates, or requires any significant portion of Employee's business time; provided, however, that Employee may engage in passive personal investments that do not conflict with the business and affairs of the Employer or any of its subsidiaries or affiliates or interfere with Employee's performance of his or her duties hereunder.

         1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer or any of its subsidiaries or affiliates and to do no act which would injure the business, interests, or reputation of Employer or any of its subsidiaries or affiliates. In keeping with these duties, Employee shall make full disclosure to Employer of all business opportunities pertaining to Employer's business and shall not appropriate for Employee's own benefit business opportunities concerning the subject matter of the fiduciary relationship.